EXHIBIT 5.1


                                     										March 13, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

   			InvestAmerica, Inc.
			   Registration Statement on Form S-8

Gentlemen:

We have been requested by InvestAmerica, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 20,300,000 shares (the "Shares") of the Company's common stock, par value $.001 per share offered on behalf of the Company in connection with (i) the Company's 1999 Stock Option Plan, as amended (the "Option Plan"); (ii) Employment Agreements, dated Feb. 8, 2000 between Optica Communications Inc. ("Optica"), a subsidiary of the Company, and each of James Duncan, Lyle Kerr and Neil Wieler (the "Employment Agreements") (the "Option Plan" and the Employment Agreements are hereinafter collectively referred to as the "Plans").

In connection with this opinion, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation and By-laws and the Plans, copies of the records of corporate proceedings of the Company and Optica, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Dornbush Mensch Mandelstam & Schaefer, LLP
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DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP